UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2017 (July 14, 2017)

VinCompass Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

795 Folsom Street, 1st Floor, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-817-9955

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

VINCOMPASS CORP.

Form 8-K/A

Current Report

EXPLANATORY NOTE

This Amendment No.1 to our Current Report on Form 8-K originally filed on June 23, 2017 (the “Original Filing”), is being made to correct the misstatements made in that filing. For convenience and ease of reference, the Company is re-filing this Form 8-K/A in its entirety with all applicable changes and unless otherwise stated, all information contained in this amendment is as of July 17, 2017, the filing date of the Original Filing

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

None.

ITEM 8.01 OTHER EVENTS

On or about June 23, 2017, Ya-Ping Chang (“Chang”) fraudulently obtained EDGAR codes for VinCompass Corp. and prepared a false Form 8-K filing libelously stating that, Ya-Ping Chang was the 70% majority shareholder and that, “Peter Lachapelle had been removed as Chief Executive Officer and Chairman of the Board of Directors from the Company.” Chang’s statements completely contradict 18 months of filings, including audited financial statements by our auditor MaloneBailey.

In January 2016, Chang resigned as a director of the Company. Chang executed a waiver of all claims against VinCompass Corp., and confirmed as follows: “I confirm that I have no claim against the Corporation in respect of remuneration, severance, payments, pensions, expenses or compensation for the loss of office or in any other respect whatsoever.”

The Corporation has filed a lawsuit against Chang for various causes of action and obtained a Restraining Order against Chang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCOMPASS CORP.

/s/ Peter Lachapelle
Peter Lachapelle
Chairman & CEO

Date: July 17, 2017